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                                 [iVillage LOGO]

FOR IMMEDIATE RELEASE

                   iVillage Responds to Class Action Complaint
                          Against Women.com Subsidiary

NEW YORK - December 6, 2001 -iVillage Inc. (Nasdaq: IVIL), today announced that it has become aware of a pending class action lawsuit against its Women.com Networks, Inc. subsidiary, certain former officers and directors of Women.com, and certain underwriters of Women.com's initial public offering of common stock in October 1999, alleging violations of federal securities law surrounding the initial public offering.

Women.com has yet to be served with a copy of the complaint. iVillage believes that the lawsuit and the claims asserted against Women.com are without merit and intends to vigorously defend against these claims. iVillage acquired Women.com in June 2001.

The action, Abraham Kassin v. Women.com Networks, Inc., et al., was filed in New York federal court on December 3, 2001 purportedly on behalf of all persons and entities who purchased, converted, exchanged or otherwise acquired the common stock of Women.com Networks, Inc. between October 14, 1999 and June 18, 2000 inclusive. The lawsuit asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder and seeks to recover an unspecified amount of damages.

About iVillage Inc.
iVillage Inc. is a leading women's media company and the number one source for women's information online. iVillage includes iVillage.com, Women.com, Business Women's Network, Lamaze Publishing, The Newborn Channel, iVillage Solutions and Astrology.com. iVillage.com is a leading online women's destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in over 1,000 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Diet & Fitness, Entertainment, Food, Health, Home & Garden, Lamaze, Money, Parenting, Pets, Pregnancy, Relationships, Shopping, and Work.

Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.


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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, (vi) the impact of pending litigation on iVillage's business and financial condition and (vii) iVillage's ability to successfully integrate and manage its acquisition of Women.com Networks, Inc. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:

Carl Fischer
Vice President, Corporate Communications
212.600.6502
cfischer@mail.ivillage.com

Carina Thate
Abernathy MacGregor Group
212.371.5999
cct@abmac.com